Exhibit 21.1

Subsidiaries of the Registrant
Name	Jurisdiction of Incorporation or Organization	Doing business as
Advantage AMP LLC	Delaware	AMP Agency
Advantage Sales & Marketing Inc.	Delaware	ASM Inc. Advantage Sales & Marketing AZ Inc.
Advantage Sales & Marketing LLC	California

Advanced Marketing & Sales

Advantage CMN LLC

Advantage Digital Commerce

Advantage Fresh

Advantage Integrated Connections

Advantage Intelligence

Advantage Marketing Partners

Advantage Sabala

Advantage Sales

Advantage Sales AK

Advantage Sales-ASM

Advantage Sales IL

Advantage Sales IN

Advantage Sales KY

Advantage Sales ME

Advantage Sales MI

Advantage Sales NE

Advantage Sales OR

Advantage Sales RI

Advantage Sales VT

Advantage Sales WY

Advantage Sales & Marketing New Jersey

Advantage Sales & Marketing Wyoming

Advantage Supply Chain

Advantage Solutions

Advantage Solutions AZ

Advantage Solutions Georgia

Advantage Solutions Illinois

Advantage Solutions MN

Advantage Solutions NC

Advantage Solutions ND

Advantage Solutions Ohio

Advantage Solutions PA

Advantage Solutions TN

Advantage Solutions WI

Advantage Solutions Wyoming

Advantage Unified Commerce

AMP Agency

ASM Home Center/Hardware Division

Beekeeper Marketing

Blue Ocean Innovative Solutions

Brand Connections

eShopportunity

Fresh Solutions of Texas

IBC

IN Connected Marketing

IN Marketing Services

Integrated Marketing Services

Interactions

J.L. Buchanan

Exhibit 21.1

PromoPoint Marketing Relentless Advantage Resource Marketing Sage Tree SmallTalk AI SmallTalk Group SMART Storeboard Media Sunflower THE SMART TEAM The Sunflower Group
Advantage Solutions Inc.	Canada

Advantage Solutions Canada Inc.

Advantage Sales and Marketing Canada

ASM Canada Sales and Logistics Solutions

IBC

IBC Confectionary

Integrated Marketing Services Canada

Sales and Logistics Solutions

Services Marketing Integre Canada

Ventes Et Marketing Avantage Canada

ASI Intermediate Corp.	Delaware
Daymon Eagle Holdings, LLC	Delaware
Daymon Worldwide Canada Inc.	Delaware	Club Demonstration Services Interactions Consumer Experience Marketing
Daymon Worldwide Inc.	Delaware	Daymon Daymon Private Brand Development Daymon Private Brand Management FDM Business Development RIVIR
Club Demonstration Services, Inc	Connecticut	CDS
IDR Marketing Partners, LLC	Pennsylvania	Brandshare Brand Connections
Interactions Consumer Experience Marketing Inc.	Delaware	Interactions Advantage AllAccess
Karman Intermediate Corp.	Delaware
R Squared Solutions LLC	Delaware

R2 Solutions

R2 Fresh Solutions

R Squared Solutions Delaware LLC

R Squared Solutions LLC Florida

R Squared Solutions LLC Georgia

R Squared Solutions Kentucky LLC

R Squared Solutions LLC New Jersey

R Squared Solutions LLC New York

R Squared Solutions LLC Pennsylvania

R Squared Solutions South Carolina LLC

R Squared Solutions LLC Texas

R Squared Solutions LLC Virginia

SAS Retail Services, LLC	Delaware